UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )
Filed by the Registrant ☒             Filed by a party other than the Registrant ☐
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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12
TUPPERWARE BRANDS CORPORATION
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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ADDITIONAL INFORMATION REGARDING THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 20, 2020
The following Notice of Change of Location relates to the proxy statement (the “Proxy Statement”) of Tupperware Brands Corporation (the “Company”), dated April 8, 2020, furnished to shareholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company for use at the annual meeting of shareholders to be held on May 20, 2020. This Supplement is being filed with the Securities and Exchange Commission and is being made available to shareholders on or about April 27, 2020.
THE NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.
NOTICE OF CHANGE OF LOCATION OF ANNUAL MEETING OF
SHAREHOLDERS TO BE HELD ON MAY 20, 2020

To the Shareholders of Tupperware Brands Corporation:
Due to the public health impact of the coronavirus (COVID-19) pandemic, related governmental actions and the importance of safeguarding the health of our shareholders, employees and other participants in the annual meeting of shareholders, the location and format of the 2020 annual meeting of shareholders (the “Annual Meeting”) has been changed and will be held as a virtual-only meeting.
The Annual Meeting will still be held on Wednesday, May 20, 2020 at 1:00 p.m. EDT. As described in the proxy materials for the Annual Meeting previously distributed, you are entitled to participate in the Annual Meeting if you were a shareholder as of the close of business on March 23, 2020, the record date.
To be admitted to the Annual Meeting online, please visit https://web.lumiagm.com/262958343 and enter the 11-digit control number included on your Notice of Internet Availability of Proxy Materials, proxy card or the instructions that accompanied your proxy materials. The meeting code is TUPPERWARE2020 (case sensitive). You will be able to vote your shares electronically during the Annual Meeting by following the instructions available on the meeting website.
Shareholders may submit questions during the virtual meeting by using the directions on the meeting website. We intend to answer questions that are pertinent to the Company and the matters to be considered at the meeting, as time permits.
A list of shareholders entitled to vote at the Annual Meeting will be available to shareholders for examination 10 days prior to the Annual Meeting. To review the list of shareholders, please contact Investor Relations at (407) 826-4475. The shareholder list will also be available during the Annual Meeting on the meeting website.
The meeting will begin promptly at 1:00 p.m. EDT. Online access will open fifteen minutes prior to the start of the meeting, and you should allow ample time to log in to the meeting webcast and test your computer audio system.
Technicians will be available to assist you with any technical difficulties you may have accessing the virtual meeting. If you encounter any difficulties accessing the virtual meeting or during the meeting time, please call the technical support number that will be posted on the virtual shareholders meeting login page. Technical support will be available beginning at 12:45 p.m. EDT on May 20, 2020 and will remain available until the meeting has ended.
Whether or not you plan to attend the Annual Meeting, we urge you to vote and submit your proxy in advance of the meeting by one of the methods described in the proxy materials previously distributed to you in connection with the Annual Meeting. The proxy card included with the proxy materials previously distributed will not be updated to reflect the change in location and format and may continue to be used to vote your shares in connection with the Annual Meeting. If you have already voted, no additional action is required.

By Order of the Board of Directors,
Karen M. Sheehan
Executive Vice President,
Chief Legal Officer and Secretary

News Release
Tupperware Brands Corp.
14901 S. Orange Blossom Trail
Orlando, FL 32837

TUPPERWARE BRANDS ANNOUNCES MOVE TO VIRTUAL ANNUAL MEETING OF SHAREHOLDERS FOR 2020
ORLANDO, Fla., April 27, 2020 - Tupperware Brands Corporation (NYSE: TUP) (the “Company”) today announced that, due to the public health impact of the coronavirus (COVID-19) pandemic, the Company will hold its 2020 annual meeting of shareholders (the “Annual Meeting”) as a virtual-only meeting. Shareholders will not be able to attend the Annual Meeting in person.
The Annual Meeting will be held on Wednesday, May 20, 2020 at 1:00 p.m. EDT in a virtual format only at https://web.lumiagm.com/262958343. As described in the proxy materials for the Annual Meeting previously distributed, shareholders as of the close of business on March 23, 2020, the record date, are entitled to participate in the Annual Meeting. To participate, shareholders will need the 11-digit control number included in the proxy materials previously delivered to such shareholders.
A notice regarding the change to a virtual-only meeting (the “Notice”) is being filed with the Securities and Exchange Commission together with this press release. Additional information regarding the Annual Meeting, shareholder participation and voting is provided in the Notice.
About Tupperware Brands Corporation
Tupperware Brands Corporation is a global manufacturer and marketer of innovative, premium products through social selling. Product brands span several categories including design-centric food preparation, storage and serving solutions for the kitchen and home through the Tupperware brand and beauty and personal care products through the Avroy Shlain, Fuller Cosmetics, NaturCare, Nutrimetics and Nuvo brands. For more information, visit tupperwarebrands.com.

Safe Harbor Statement
Statements contained in this release that are not historical fact and use predictive words such as “confident", “believes", "will", "ensure", “can”, “estimates”, “aimed” and similar words are forward-looking statements. Such forward-looking statements involve risks and uncertainties detailed in our recent periodic reports as filed in accordance with the Securities and Exchange Act of 1934. These risks and uncertainties, including without limitation risks associated with the impact of COVID-19 on the Company’s business operations and financial results, may cause actual results to differ materially from the statements made in this release.

Media: Cameron Klaus, cameronklaus@tupperware.com, 407.371.9784
Investors: Jane Garrard, janegarrard@tupperware.com, 407.826.4475

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